Exhibit 99.1

CANADA	SUPERIOR COURT

PROVINCE OF QUÉBEC DISTRICT OF MONTRÉAL No.: 500-11-036133-094	Commercial Division Sitting as a court designated pursuant to the Companies’ Creditors Arrangement Act, R.S.C., c. C-36, as amended

IN THE MATTER OF THE PLAN OF COMPROMISE OR ARRANGEMENT OF:

ABITIBIBOWATER INC., a legal person incorporated under the laws of the State of Delaware, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
ABITIBI-CONSOLIDATED INC., a legal person incorporated under the laws of Canada, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
BOWATER CANADIAN HOLDINGS INC., a legal person incorporated under the laws of the Province of Nova Scotia, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
the other Petitioners listed on Appendices “A”, “B” and “C”;

Petitioners

And
ERNST & YOUNG INC., a legal person under the laws of Canada, having a place of business at 800 René-Lévesque Blvd. West, Suite 1900, in the City and District of Montréal, Province of Quebec, H3B 1X9;

Monitor

FIFTY-THIRD REPORT OF THE MONITOR

AUGUST 26, 2010

INTRODUCTION

1.	On April 17, 2009, Abitibi-Consolidated Inc. (“ACI”) and its subsidiaries listed in Appendix “A” hereto (collectively with ACI, the “ACI Petitioners”) and Bowater Canadian Holdings Incorporated (“BCHI”), its subsidiaries and affiliates listed in Appendix “B” hereto (collectively with BCHI, the “Bowater Petitioners”) (the ACI Petitioners and the Bowater Petitioners are collectively referred to herein as the “Petitioners”) filed for and obtained protection from their creditors under the Companies’ Creditors Arrangement Act (the “CCAA” and the “CCAA Proceedings”) pursuant to an Order of this Honourable Court, as amended on May 6, 2009 (the “Initial Order”). Pursuant to an Order of this Honourable Court dated November 10, 2009, Abitibi-Consolidated (U.K.) Inc., a subsidiary of ACI, was added to the list of the ACI Petitioners.

2.	Pursuant to the Initial Order, Ernst & Young Inc. (“EYI”) was appointed as monitor of the Petitioners (the “Monitor”) under the CCAA and a stay of proceedings in favour of the Petitioners was granted until May 14, 2009 (the “Stay Period”). The Stay Period has been subsequently extended to September 8, 2010 pursuant to further Orders of this Honourable Court.

3.	On April 16, 2009, AbitibiBowater Inc. (“ABH”), Bowater Inc. (“BI”), and certain of their direct and indirect U.S. and Canadian subsidiaries, including BCHI and Bowater Canadian Forest Products Inc. (“BCFPI”) (collectively referred to herein as “U.S. Debtors”), filed voluntary petitions (collectively, the “Chapter 11 Proceedings”) for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “U.S. Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”).

4.	BCHI, Bowater Canada Finance Corporation, Bowater Canadian Limited, AbitibiBowater Canada Inc., BCFPI, Bowater LaHave Corporation and Bowater Maritimes Inc. have commenced both CCAA Proceedings and Chapter 11 Proceedings and are referred to herein collectively as the “Cross-Border Petitioners” and are also included in the definition of “Petitioners”.

5.	The Petitioners are all subsidiaries of ABH (ABH, collectively with its subsidiaries, are referred to as the “ABH Group”).

6.	On April 17, 2009, ABH and the petitioners listed on Appendix “C” hereto (collectively with ABH, the “18.6 Petitioners”) obtained Orders under Section 18.6 of the CCAA in respect of voluntary proceedings initiated under Chapter 11 of the U.S. Bankruptcy Code and EYI was appointed as the information officer in respect of the 18.6 Petitioners.

7.	On April 16, 2009, ACI and ACCC filed petitions for recognition under Chapter 15 of the U.S. Bankruptcy Code. On April 21, 2009, the U.S. Bankruptcy Court granted the recognition orders under Chapter 15 of the U.S. Bankruptcy Code.

8.	On April 22, 2009, the Court amended the Initial Order to extend the stay of proceedings to the partnerships (the “Partnerships”) listed in Appendix “D” hereto.

BACKGROUND

9.	ABH is one of the world’s largest publicly traded pulp and paper manufacturers. It produces a wide range of newsprint and commercial printing papers, market pulp and wood products. The ABH Group owns interests in or operates pulp and paper facilities, wood products facilities and recycling facilities located in Canada, the United States and South Korea. The Petitioners’ United Kingdom subsidiary, Bridgewater Paper Company Ltd. (“Bridgewater”), filed for administration, pursuant to the United Kingdom’s Insolvency Act of 1986, on February 2, 2010. The U.K. Administrator announced on May 19, 2010 that it had sold the property formerly owned by Bridgewater.

10.	Incorporated in Delaware and headquartered in Montreal, Quebec, ABH functions as a holding company and its business is conducted principally through four direct subsidiaries: BI, Bowater Newsprint South LLC (“Newsprint South”) (BI, Newsprint South and their respective subsidiaries are collectively referred to as the “BI Group”), ACI (ACI and its subsidiaries are collectively referred to as the “ACI Group”) and AbitibiBowater US Holding LLC (“ABUSH”) (ABUSH and its respective subsidiaries are collectively referred to as the “DCorp Group”).

11.	ACI is a direct and indirect wholly-owned subsidiary of ABH.

12.	ABH wholly owns BI which in turn, wholly owns BCHI which, in turn, indirectly owns BCFPI which carries on the main Canadian operations of BI.

13.	ACCC, a wholly-owned subsidiary of ACI, and BCFPI hold the majority of ABH’s Canadian assets and operations.

PURPOSE

14.	This is the fifty-third report of the Monitor (the “Fifty-Third Report”) in these CCAA Proceedings, the purpose of which is to report to this Honourable Court with respect to the following:

(i)	the Petitioners’ five-week cash flow results for the period from June 28, 2010 to August 1, 2010 (the “Reporting Period”), in accordance with the first stay extension order of this Honourable Court dated May 14, 2009 (the “First Stay Extension Order”), and to provide details with respect to the following:

(a)	an update in respect of the market condition overview provided in the fifty-second report of the Monitor dated August 3, 2010 (the “Fifty-Second Report”);

(b)	the receipts and disbursements of the ACI Group and BCFPI for the Reporting Period with a discussion of the variances from the respective forecasts (the “ACI Forecast” and the “BCFPI Forecast”) as set forth in the Fifty-Second Report;

(c)	the current liquidity and revised cash flow forecasts of the ACI Group and BCFPI for the 13-week period ending October 31, 2010; and

(d)	an update with respect to certain key performance indicators (“KPIs”) tracked by the Petitioners.

TERMS OF REFERENCE

15.	In preparing this Fifty-Third Report, the Monitor has been provided with and, in making comments herein, has relied upon unaudited financial information, the ABH Group’s books and records, financial information and projections prepared by the ABH Group and discussions with management of the ABH Group (the “Management”). The Monitor has not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information and, accordingly, the Monitor expresses no opinion or other form of assurance in respect of such information contained in this Fifty-Third Report. Some of the information referred to in this Fifty-Third Report consists of forecasts and projections. An examination or review of the financial forecast and projections, as outlined in the Canadian Institute of Chartered Accountants Handbook, has not been performed. Future-oriented financial information referred to in this Fifty-Third Report was prepared by the ABH Group based on Management’s estimates and assumptions. Readers are cautioned that, since these projections are based upon assumptions about future events and conditions the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant.

16.	Capitalized terms not defined in this Fifty-Third Report are as defined in the previous reports of the Monitor and the Initial Order. All references to dollars are in U.S. currency and are translated at a rate of CDN$1.00=US$0.98 unless otherwise noted.

17.	Copies of all of the Monitor’s Reports, in both English and French, including a copy of this Fifty-Third Report, and all motion records and Orders in the CCAA Proceedings will be available on the Monitor’s website at www.ey.com/ca/abitibibowater. The Monitor has also established a bilingual toll-free telephone number that is referenced on the Monitor’s website so that parties may contact the Monitor if they have questions with respect to the CCAA Proceedings.

18.	Copies of all of the U.S. Bankruptcy Court’s orders are posted on the website for Epiq Bankruptcy Solutions LCC (“Epiq”) at http://chapter11.epiqsystems.com/abitibibowater. The Monitor has included a link to Epiq’s website on the Monitor’s website.

CURRENT MARKET CONDITIONS IN THE FOREST PRODUCTS INDUSTRY

19.	Pursuant to the First Stay Extension Order, the Monitor has provided this Honourable Court with regular reports on the Petitioners’ cash flows for each reporting period following the date of the First Stay Extension Order. These reports have included details with respect to the market conditions in the forest products industry.

20.	According to a report on RISI.com (a leading forest products industry source) on August 20, 2010, the price of newsprint has continued to increase over the past year, with reported prices at $640 per tonne in August, 2010 compared to $435 per tonne in August, 2009. This is illustrated in the RISI.com graph below:

21.	According to an August 13, 2010 report on RISI.com (the “August 13th RISI Report”) North American pulp prices have declined over the past month to $990 per tonne in August, 2010. The August 13th RISI Report notes that the price of northern softwood bleached kraft pulp (“NSBK”) declined from $1,020 per tonne in July, 2010 but remains higher than the price at August, 2009 of $730 per tonne. This is illustrated in the RISI.com graph below:

22.	According to RandomLengths.com (a leading wood products industry source) lumber prices continued to decline in July, 2010 with prices at $252 per thousand board feet, compared to $263 per thousand board feet in June, 2010. The price in the current market is still higher than the prior year price of $238 per thousand board feet in July, 2009. This is illustrated in the chart below:

23.	As reported in the August 13th RISI Report, Blue Heron Paper Company (“Blue Heron”), an integrated producer of newsprint and specialty papers, has developed a restructuring plan to present to the U.S. Bankruptcy Court. It is anticipated that Blue Heron will emerge from Chapter 11 proceedings by the end of 2010. Blue Heron filed for bankruptcy protection in December, 2009.

24.	As reported on its website on August 9, 2010, Tembec Industries Inc., a wholly owned subsidiary of Tembec Inc., has completed a private offering of $255 million of 11.25% senior secured notes. The private offering was primarily to institutional buyers with the proceeds used to repay outstanding debt under Tembec’s existing term loan facility and other related expenses.

RECEIPTS AND DISBURSEMENTS FROM JUNE 28, 2010 TO AUGUST 1, 2010 FOR THE ACI GROUP AND BCFPI

The ACI Group

25.	The table below summarizes the ACI Group’s (including DCorp) actual receipts and disbursements for the Reporting Period, which is detailed in Appendix “E” of this Fifty-Third Report, with a comparison to the ACI Forecast amounts provided in the Fifty-Second Report.

The ACI Group

	US$000
	Actual	Forecast	Variance
Opening Cash	$151,054	$151,054	$—	—

Receipts	247,456	229,680	17,774	8%

Disbursements
Net Trade Disbursements	(135,969)	(133,881)	(2,090)	(2%)
Intercompany	(10,332)	—	(10,332)	N/A
Other	(87,970)	(100,031)	12,061	12%

	(234,271)	(233,912)	(361)	(0%)
Financing
Securitization Inflows / (Outflows)	(463)	(1,272)	809	64%
Adequate Protection by DCorp to ACCC Term Lenders	(6,678)	(7,057)	379	5%
Restructuring & Other Items	(7,509)	(6,000)	(1,509)	(25%)
Foreign Exchange Translation	2,281	—	2,281	N/A

	(12,369)	(14,329)	1,960	14%

Net Cash Flow	816	(18,561)	19,373	104%

Ending Cash	$151,870	$132,493	$19,373	15%

Immediately Available Liquidity	$230,779	$210,380	$20,395	10%

Total Available Liquidity	$329,099	$308,700	$20,399	7%

26.	As detailed in the twenty-ninth report of the Monitor dated December 16, 2009 (the “Twenty-Ninth Report”), the sale of the ACCC MPCo Interest closed on December 9, 2009 for gross proceeds of CDN$615 million (the “Proceeds”). Certain of the Proceeds were paid to the Monitor for distribution as follows:

(i)	CDN$200.0 million to the holders of the 13.75% notes (the “Senior Secured Notes”), due in 2011 (the “Senior Secured Noteholders”); and

(ii)	CDN$130.0 million to the ACI Group pursuant to the ULC DIP Facility.

27.	The Monitor continues to hold the following amounts related to the sale of the ACCC MPCo Interest pursuant to an order of this Honourable Court dated November 16, 2009:

(i)	CDN$50.0 million that is available as liquidity to the ACI Group subject to providing notice to certain creditors (the “ULC DIP Facility Available Upon Notice”);

(ii)	CDN$50.0 million that is available to the ACI Group subject to Court approval for the use of such funds (the “ULC DIP Facility Available Upon Court Approval”); and

(iii)	Approximately CDN$52.3 million that is not available to the ACI Group (the “Restricted ULC Reserve Deposit”).

28.	The Monitor will continue to hold the ULC DIP Facility Available Upon Court Approval and the Restricted ULC Reserve Deposit until further order of this Honourable Court.

29.	Pursuant to an order issued by the U.S. Bankruptcy Court, funds related to the sale of certain DCorp recycling assets, approximately $11.8 million, (the “Recycling Proceeds”) and funds related to the sale of DCorp’s West Tacoma mill, approximately $4.1 million, (the “West Tacoma Proceeds”) are only available to the ACI Group on ten days notice to the agent for the ACCC Term Lenders. The Recycling Proceeds and West Tacoma Proceeds are held in a designated bank account and are separate from the ACI Group’s general operating funds.

30.	On April 12, 2010 the Monitor received approximately $2.8 million related to the sale of ACCC’s St. Raymond sawmill (the “St. Raymond Proceeds”). The St. Raymond Proceeds are being held by the Monitor until further order of this Honourable Court.

31.	On June 4, 2010 the Monitor received approximately $27.7 million related to the sale of ACCC’s Mackenzie, British Columbia mill (the “Mackenzie Proceeds”), which are also being held by the Monitor until further order of this Honourable Court.

32.	As shown in the table above, the ACI Group’s total receipts for the Reporting Period, net of joint venture remittances, were approximately $17.8 million higher than projected in the ACI Forecast. Disbursements were approximately $0.4 million higher than projected in the ACI Forecast and Financing net cash outflows were approximately $2.0 million lower than projected in the ACI Forecast. Overall, the ending cash balance was approximately $19.4 million higher than the ACI Forecast and Immediately Available Liquidity was approximately $20.4 million higher than the ACI Forecast.

33.	“Immediately Available Liquidity” in the table above includes cash on hand plus liquidity available pursuant to the ULC DIP Facility Available Upon Notice and amounts available through the ACI Group’s June, 2010 securitization program. “Total Available Liquidity” includes Immediately Available Liquidity plus the ULC DIP Facility Available Upon Court Approval, the Recycling Proceeds, the St. Raymond Proceeds, proceeds related to the sale of equipment at DCorp’s Alabama River facility (the “Alabama River Equipment Proceeds”), proceeds related to the sale of ACCC’s Belgo mill (the “Belgo Proceeds”), the West Tacoma Proceeds and the Mackenzie Proceeds.

Receipts

34.	A breakdown of the receipts for the Reporting Period is outlined in the table below:

			$US 000
Receipts	Para.		Actual	Forecast	Variance	Variance %
A/R Collections	35	(i)	$215,458	$203,694	$11,762	6%
Intercompany A/R Settlement	35	(i)	29,648	—	29,648	N/A
Joint Venture Remittances, Net	35	(ii)	(24,020)	(25,988)	1,968	8%
Collections on Behalf of Joint Ventures	35	(ii)	2,676	23,209	(20,533)	(88%)

Net A/R Collections	35	(i)	223,762	200,915	22,845	11%
Other Inflows	35	(iii)	23,694	28,765	(5,071)	(18%)

Total Receipts			$247,456	$229,680	$17,774	8%

35.	The variance analysis has been compiled based on discussions with Management and the following represents the more significant reasons for the variances:

(i)	A/R Collections, inclusive of receipts related to Intercompany A/R Settlements, net Joint Venture Remittances, and Collections on Behalf of Joint Ventures, were approximately $223.8 million during the Reporting Period compared to a forecast amount of approximately $200.9 million. The positive variance of approximately $22.8 million is a result of timing of collections from the ACI Group’s customers.

Intercompany A/R Settlements represent payments to the ACI Group from an affiliated ABH Group entity for ACI Group accounts receivable that were collected by the affiliated entity, such as BI or BCFPI.

(ii)	Collections on Behalf of Joint Ventures represents amounts collected by the ACI Group for accounts receivable that belong to a joint venture partner. Such amounts will be paid to the joint venture partner on a monthly basis or in accordance with the joint venture agreement. The collections on behalf of joint ventures were approximately $2.7 million during the Reporting Period as compared to a forecast amount of approximately $23.2 million, resulting in a negative variance of approximately $20.5 million.

This variance is due to the fact that certain amounts collected on behalf of joint ventures are also included in the “A/R Collections” line and have not yet been specifically allocated to “Collections on Behalf of Joint Ventures” as these amounts are allocated on a monthly basis.

During the Reporting Period, disbursements related to Joint Venture Remittances totalled approximately $24.0 million resulting in a positive variance of approximately $2.0 million. This variance is primarily due to lower than forecast disbursements to the ACI Group’s Donohue Malbaie and Augusta joint ventures.

(iii)	Other Inflows, which include sales of woodchips to third parties, sales tax refunds and other miscellaneous receipts, totalled approximately $23.7 million during the Reporting Period. The ACI Forecast included projected receipts of $28.8 million, resulting in a negative variance of approximately $5.1 million. The primary reason for this difference is that sales tax refunds of approximately $5.8 million, which were forecast to be received during the Reporting Period, have not yet been received by the ACI Group.

Disbursements

36.	A breakdown of the disbursements related to Net Trade Disbursements for the Reporting Period is outlined below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
Trade Payables	37	(i)	$(142,605)	$(129,679)	$(12,928)	(10%)
Intercompany A/P Settlement - Receipts	37	(ii)	6,636	—	6,636	N/A
Capital Expenditures	37	(iii)	—	(4,202)	4,202	100%

Net Trade Disbursements			$(135,969)	$(133,881)	$(2,090)	(2%)

37.	The variance analysis with respect to the disbursements for the more significant variances has been prepared based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Disbursements related to Trade Payables were approximately $142.6 million during the Reporting Period, which were approximately $12.9 million greater than the ACI Forecast. This negative variance can partially be explained by the fact that Capital Expenditures have been included in the actual amount for Trade Payables disbursements until such time as the ACI Group identifies and allocates the disbursements which are capital in nature. Also, the ACI Group makes payments on behalf of other affiliated entities, and in some instances these payments are not immediately identified;

(ii)	The ACI Group regularly disburses amounts on behalf of other affiliated entities. Identifiable settlements of these amounts are detailed on the Intercompany A/P Settlements – Receipts line and totalled approximately $6.6 million during the Reporting Period; and

(iii)	As noted above, Capital Expenditures are not tracked on a weekly basis. The disbursements related to capital expenditures have been included in the Trade Payables disbursement line. Management has advised the Monitor that Capital Expenditures during July, 2010 totalled approximately $1.9 million.

38.	The net cash flows related to intercompany collections are detailed in the chart below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	38	(i)	$25,648	$—	$25,648	N/A
Intercompany A/R Settlements	38	(i)	(35,980)	—	(35,980)	N/A

			$(10,332)	$—	$(10,332)	N/A

(i)

A/R Collections – Affiliates totalled approximately $25.6 million during the Reporting Period. As part of its normal Cash Management System, the ACI Group regularly collects accounts receivable on behalf of other ABH

Group entities. As it is not possible to forecast which customers will incorrectly pay the ACI Group on behalf of the other entities, collections on behalf of affiliates are not forecast by the Petitioners. The accounts receivable collected on behalf of affiliates are paid on a regular basis by the ACI Group to the appropriate ABH Group entity, which payments are reflected in the Intercompany A/R Settlements line of the “Intercompany” section of the cash flow statement. An amount of approximately $36.0 million was paid to affiliates during the Reporting Period by the ACI Group to reimburse affiliates for collections made on their behalf by the ACI Group.

39.	Disbursements related to “Other” items are summarized in the chart below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
Marine Freight Payments	39	(i)	$(7,284)	$(9,800)	$2,516	26%
Utility Payments	39	(ii)	(26,247)	(39,255)	13,008	33%
Payroll & Benefits	39	(iii)	(54,439)	(50,976)	(3,463)	(7%)

			$(87,970)	$(100,031)	$12,061	12%

(i)	Marine Freight Payments totalled approximately $7.3 million during the Reporting Period. The forecast marine freight payments of $9.8 million included a $1.7 million payment to a major shipper during the week ended August 1, 2010 which did not occur until the week ended August 8, 2010.

(ii)	Utility Payments totalled approximately $26.2 million during the Reporting Period resulting in a positive variance of approximately $13.0 million when compared to the ACI Forecast. The variance is due to two major utility service providers applying accumulated credits to the ACI Group’s accounts during the Reporting Period. As such, certain forecast payments were not required.

(iii)	Total payments for Payroll & Benefits were approximately $54.4 million during the Reporting Period compared to an amount of approximately $51.0 million in the ACI Forecast. The variance of approximately $3.5 million is primarily due to an increase in woodlands activity during the Reporting Period to compensate for poor cutting conditions during the previous month.

Financing

40.	Details regarding the ACI Group’s financing activities are summarized in the following table:

			$US 000
Financing	Para.		Actual	Forecast	Variance	Variance %
Securitization Inflows / (Outflows)	41	(i)	$(463)	$(1,272)	$809	64%
Adequate Protection by DCorp to ACCC Term Lenders	41	(ii)	(6,678)	(7,057)	379	5%
Restructuring & Other Items	41	(iii)	(7,509)	(6,000)	(1,509)	(25%)
Foreign Exchange Translation	41	(iv)	2,281	—	2,281	N/A

			$(12,369)	$(14,329)	$1,960	14%

41.	The variance analysis with respect to the ACI Group’s financing activities has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Securitization Inflows / (Outflows) were an outflow of approximately $0.5 million, compared to $1.3 million included in the ACI Forecast. The variance is primarily due to the July month-end disbursement being paid during the week ended August 8, 2010, which is outside of the Reporting Period.

(ii)	Adequate Protection by DCorp to ACCC Term Lenders disbursements were approximately $6.7 million and were consistent with the ACI Forecast.

(iii)	Payments for Restructuring & Other Items totalled approximately $7.5 million compared to a forecast of approximately $6.0 million. The variance is a result of the timing of the receipt of invoices for professional services rendered.

(iv)	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate between Canadian and U.S. dollars at the time of conversion as compared to the forecast rate of CDN$1.00=US$0.98. During the Reporting Period the value of the Canadian dollar fluctuated between US$0.9381 and US$0.9724.

BCFPI

The following table summarizes the receipts and disbursements of BCFPI for the Reporting Period, which is detailed in Appendix “F” of this Fifty-Third Report:

BCFPI

	US$000
	Actual	Forecast	Variance
Receipts	$98,244	$61,526	$36,718	60%
Disbursements
Net Trade Disbursements	(39,806)	(31,991)	(7,815)	(24%)
Intercompany	(2,293)	—	(2,293)	N/A
Other	(21,073)	(17,721)	(3,352)	(19%)

	(63,172)	(49,712)	(13,460)	(27%)
Financing
DIP Drawings / (Repayments)	(32,200)	—	(32,200)	N/A
Interest	(1,525)	(2,322)	797	34%
Restructuring Costs	(1,108)	(1,595)	487	31%
Foreign Exchange Translation	1,126	—	1,126	N/A

	(33,707)	(3,917)	(29,790)	761%
Net Cash Flows	1,365	7,897	(6,532)	(83%)
Opening Cash	9,448	9,448	—	—

Ending Cash	$10,813	$17,345	$(6,532)	(38%)

42.	As detailed in the table above, BCFPI’s total receipts for the Reporting Period were approximately $36.7 million higher than the BCFPI Forecast. Disbursements were approximately $13.5 million higher than the BCFPI Forecast and Financing cash outflows were approximately $29.8 million higher than the BCFPI Forecast. BCFPI had cash on hand of approximately $10.8 million as at August 1, 2010. Overall, the ending cash balance was approximately $6.5 million lower than the BCFPI Forecast.

Receipts

43.	A breakdown of the BCFPI receipts is summarized in the table below:

Receipts	Para.		US$000			Variance %
			Actual	Forecast	Variance
A/R Collections	44	(i)	$12,930	$75,355	$(62,425)	(83%)
Intercompany A/R Settlements	44	(i)	90,777	—	90,777	N/A

Total A/R Collections	44	(i)	103,707	75,355	28,352	38%
Advances from/(to) Bowater Inc.	44	(ii)	(10,000)	(17,000)	7,000	41%
Other Inflows	44	(iii)	4,537	3,171	1,366	43%

Total Receipts			$98,244	$61,526	$36,718	60%

44.	The variance analysis with respect to receipts has been compiled based on discussions with Management and the following represents a summary of the reasons for the significant variances:

(i)	Total A/R Collections were approximately $103.7 million resulting in a positive variance of approximately $28.3 million. This variance is primarily due to the timing of collections from BCFPI’s customers, specifically those related to the sale of pulp.

Pursuant to BCFPI’s normal practice and the Cash Management System, sales which are made to customers domiciled in the United States are made through an affiliate, Bowater America Inc. (“BAI”). BAI, which is a subsidiary of BI, collects the accounts receivable from third party customers and then remits these funds through an Intercompany A/R Settlement to BCFPI. BCFPI continues to reconcile its intercompany trade receivables on a regular basis.

In addition to the above, BI collects substantially all accounts receivable related to BCFPI’s sale of pulp. Such amounts were reconciled and transferred from BI to BCFPI on a monthly basis but such transfers are now done weekly.

(ii)

On a net basis, Advances from/to Bowater Inc. totalled a repayment of $10.0 million during the Reporting Period. Repayments of $17.0 million had been included in the BCFPI Forecast. The variance is primarily due to

BCFPI requiring an advance from BI of $32.2 million to fund its partial repayment of the BI/BCFPI DIP Facility. This advance was not included in the BCFPI Forecast, and was offset by the higher than forecast receipts during the Reporting Period.

(iii)	Amounts received related to Other Inflows were approximately $4.5 million during the Reporting Period. Receipts related to Other Inflows were forecast to be approximately $3.2 million, resulting in a positive variance of approximately $1.4 million. This variance was primarily due to mill level deposits exceeding the amount included in the BCFPI Forecast by $1.1 million.

Disbursements

45.	Details regarding BCFPI’s disbursements related to Net Trade Disbursements are summarized in the following table:

	Para.		US$000
			Actual	Forecast	Variance	Variance %
Trade Payables	46	(i)	$(36,905)	$(29,725)	$(7,180)	(24%)
Intercompany A/P Settlements - Receipts	46	(ii)	12,398	—	12,398	N/A
Intercompany A/P Settlements - Disbursements	46	(iii)	(1,536)	—	(1,536)	N/A
Capital Expenditures	46	(iv)	—	(2,266)	2,266	100%
Payments on Behalf of Affiliates	46	(v)	(13,763)	—	(13,763)	N/A

Net Trade Disbursements			$(39,806)	$(31,991)	$(7,815)	(24%)

46.	The variance analysis with respect to BCFPI’s disbursements has been compiled based on discussions with Management and the following represents a summary of the reasons provided for these variances:

(i)	Disbursements related to Trade Payables were approximately $7.2 million higher than projected during the Reporting Period. This negative variance is primarily the result of an increase in raw material inventory during the Reporting Period of approximately $3.3 million, $0.5 million of costs associated with higher than forecast production volumes and the fact that Capital Expenditures have been included in the actual amount for Trade Payables disbursements until such time as BCFPI identifies and allocates the disbursements which are capital in nature.

(ii)	Intercompany A/P Settlements – Receipts represents BCFPI being reimbursed for disbursements made on behalf of related entities. During the Reporting Period, BCFPI received approximately $12.4 million for disbursements it has made on behalf of the Bowater Mersey Paper Company during June and July, 2010.

(iii)	Intercompany A/P Settlements – Disbursements represents BCFPI reimbursing related entities for payments made on its behalf. During the Reporting Period, such payments totalled approximately $1.5 million.

(iv)	Capital Expenditures are not tracked on a weekly basis. Accordingly, disbursements for this line item have been included in Trade Payables. Management has advised the Monitor that Capital Expenditures during July, 2010 totalled approximately $0.4 million.

(v)	Payments on Behalf of Affiliates were approximately $13.8 million during the Reporting Period. These payments primarily represent disbursements made by BCFPI on behalf of Bowater Mersey. Due to the integrated nature of the operations of the Petitioners and the Cash Management System, such payments occur on a regular basis.

47.	Actual receipts and disbursements related to intercompany accounts receivable transactions are summarized in the table below:

	Para.		US$000			Variance %
			Actual	Forecast	Variance
A/R Collections - Affiliates	47	(i)	$8,740	$—	$8,740	N/A
Intercompany A/R Settlements	47	(ii)	(11,033)	—	(11,033)	N/A

			$(2,293)	$—	$(2,293)	N/A

(i)	Receipts related to A/R Collections – Affiliates totalled approximately $8.7 million during the Reporting Period. Such amounts are regularly collected by BCFPI as part of the operation of the Cash Management System.

(ii)	Payments for Intercompany A/R Settlements totalled approximately $11.0 million during the Reporting Period. Intercompany A/R Settlements represent payments made by BCFPI to reimburse related entities for accounts receivable incorrectly paid to BCFPI by ABH-affiliated customers.

48.	Disbursements for “Other” items are as follows and are summarized in the table below:

	Para.		US$000			Variance %
			Actual	Forecast	Variance
Freight	48	(i)	$(5,607)	$(5,106)	$(501)	(10%)
Payroll and Benefits	48	(ii)	(15,466)	$(12,615)	(2,851)	(23%)

			$(21,073)	$(17,721)	$(3,352)	(19%)

(i)	Disbursements for Freight were approximately $5.6 million and were consistent with the BCFPI Forecast.

(ii)	During the Reporting Period, payments in respect of Payroll and Benefits totalled approximately $15.5 million. The BCFPI Forecast projected disbursements in the amount of approximately $12.6 million. The variance is a result of the timing of the payment of payroll deductions, the timing of payments related to the employee pension plan and higher than forecast woodland activity.

Financing

49.	Details regarding financing are summarized in the following table:

Financing	Para.	US$000			Variance %
		Actual	Forecast	Variance
DIP Drawings / (Repayments)	50	$(32,200)	$—	$(32,200)	N/A
Interest	51	(1,525)	(2,322)	797	34%
Restructuring Costs	52	(1,108)	(1,595)	487	31%
Foreign Exchange Translation	53	1,126	—	1,126	N/A

Cash Flow from Financing/Restructuring		$(33,707)	$(3,917)	$(29,790)	(761%)

50.	During the week ended July 25, 2010, pursuant to the tenth amendment of the BI/BCFPI DIP Facility and as reported on in the Fifty-Second Report, BCFPI paid approximately $32.2 million to reduce the outstanding portion of the BI/BCFPI DIP Facility to approximately $7.8 million. This partial repayment of the BI/BCFPI DIP Facility was part of a larger repayment affected by BCFPI’s ultimate parent company BI. The BCFPI Forecast did not contemplate any repayment of the BI/BCFPI DIP Facility.

51.	Disbursements related to Interest were approximately $0.8 million lower than forecast primarily due to interest on the secured pre-filing facilities being paid on August 2, 2010, which is after the Reporting Period.

52.	Disbursements related to Restructuring Costs were approximately $0.5 million lower than the BCFPI Forecast. The variance is a result of the timing of the receipt of invoices for professional services rendered.

53.	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate at the time of conversion between Canadian and U.S. dollars as compared to the forecast rate of CDN$1.00=US$0.98.

CURRENT LIQUIDITY POSITION AND THE 13-WEEK CASH FLOW FORECASTS

54.	Attached as Appendices “G” and “H”, respectively, are the updated 13-week cash flow forecasts of the ACI Group (including DCorp) and BCFPI through October 31, 2010.

55.	As at August 1, 2010, the ACI Group had cash on hand of approximately $151.9 million, Immediately Available Liquidity of approximately $230.8 million and Total Available Liquidity of approximately $329.1 million.

56.	The ACI Group’s actual liquidity to August 1, 2010 and forecast Immediately Available Liquidity for the 13 weeks ending October 31, 2010 is set forth in Appendix “G” and is summarized in the graph below. Forecast liquidity in the chart below assumes the exchange rate between Canadian and U.S. dollars is converted at a rate of CDN$1.00=US$0.98. Actual liquidity has been translated at a rate of either CDN$1.00=US$0.80, CDN$1.00=US$0.90, or CDN$1.00=US$0.98, depending on the period, as the rate employed by the Petitioners to convert Canadian funds to U.S. funds has been adjusted several times since the beginning of these CCAA Proceedings.

57.	The ACI Group’s Immediately Available Liquidity at October 31, 2010, which is the end of the 13-week period in the forecast in Appendix “G”, is projected to be approximately $205.4 million. Amounts in Appendix “G” do not contemplate certain cash flows which may occur as a result of the ACI Groups’ targeted emergence from CCAA proceedings in October, 2010.

58.	Subsequent to the Reporting Period, the ACI Group completed the sale of its Lufkin Facility. Due to the timing of the sale, the proceeds of approximately $10.2 million are not reflected in Appendix “G”.

59.	The projected Immediately Available Liquidity in the graph above excludes certain items including the ULC DIP Facility Available Upon Court Approval ($49 million), the West Tacoma Proceeds (approximately $4.1 million), the Belgo Proceeds (approximately $1.7 million), the St. Raymond Proceeds (approximately $2.8 million) the Alabama River Equipment Proceeds (approximately $1.3 million), the Mackenzie Proceeds (approximately $27.7 million) and the Recycling Proceeds (approximately $11.8 million). Thus, the ACI Group’s Total Available Liquidity at October 31, 2010 is projected to be approximately $303.8 million.

60.	Actual results since the date of the issuance of the Initial Order and BCFPI’s forecast liquidity for the 13 weeks ended October 31, 2010, which includes the projected intercompany repayment to BI in the amount of $7.0 million, is set forth in Appendix “H” and is summarized in the graph below. Forecast liquidity in the chart below assumes the exchange rate between Canadian and U.S. dollars is converted at a rate of CDN$1.00=US$0.98. Actual liquidity has been translated at a rate of either CDN$1.00=US$0.80, CDN$1.00=US$0.90, or CDN$1.00=$US$0.98, depending on the period, as the rate employed by the Petitioners to convert Canadian funds to U.S. funds has been adjusted several times since the beginning of these CCAA Proceedings.

61.

On August 26, 2009 and September 1, 2009, this Honourable Court and the U.S. Bankruptcy Court, respectively, approved certain agreements between the ACI Group, BCFPI and Smurfit-Stone Container Canada Inc. (“Smurfit”) relating to the sale of certain timberlands by Smurfit, which will result in BCFPI receiving net proceeds in the amount of approximately CDN$28.7 million (the “Smurfit Timberland Proceeds”). The Smurfit Timberland Proceeds were paid to the

Monitor’s trust account in the week ended October 25, 2009 and are to be held in trust by the Monitor pending further order of this Honourable Court. For purposes of the forecast, the proceeds are reflected as being held in trust by the Monitor and are not used for operating purposes due to the uncertainty regarding the timing of the release of these funds.

62.	BCFPI’s liquidity as at October 31, 2010 which is the end of the 13-week period in the forecast in Appendix “H”, is projected to be approximately $16.1 million, not including the Smurfit Timberland Proceeds. Amounts in Appendix “H” do not contemplate certain cash flows which may occur as a result of BCFPI’s targeted emergence from CCAA proceedings in October, 2010.

63.	Management has informed the Monitor that BCFPI’s forecast cash requirements will be supported by BI through intercompany advances, as necessary.

KEY PERFORMANCE INDICATORS

64.	As first reported in the seventh report of the Monitor dated June 15, 2009, the Petitioners track certain key performance indicators in the course of managing their business. Appendices “I” and “J” contain certain key performance indicators which have been updated through July 31, 2010, the most current data available as at the date of this Fifty-Third Report.

All of which is respectfully submitted.

ERNST & YOUNG INC.

in its capacity as the Court-Appointed Monitor

of the Petitioners

Per:

Alex Morrison, CA, CIRP

Senior Vice President

Todd Ambachtsheer, CA, CIRP

Vice President

Andre Greenwood, CA

Manager

APPENDIX “A”

ABITIBI PETITIONERS

1.	Abitibi-Consolidated Company of Canada

2.	Abitibi-Consolidated Inc.

3.	3224112 Nova Scotia Limited

4.	Marketing Donohue Inc.

5.	Abitibi-Consolidated Canadian Office Products Holding Inc.

6.	3834328 Canada Inc.

7.	6169678 Canada Inc.

8.	4042140 Canada Inc.

9.	Donohue Recycling Inc.

10.	1508756 Ontario Inc.

11.	3217925 Nova Scotia Company

12.	La Tuque Forest Products Inc.

13.	Abitibi-Consolidated Nova Scotia Incorporated

14.	Saguenay Forest Products Inc.

15.	Terra Nova Explorations Ltd.

16.	The Jonquière Pulp Company

17.	The International Bridge and Terminal Company

18.	Scramble Mining Ltd.

19.	9150-3383 Québec Inc.

20.	Abitibi-Consolidated (U.K.) Inc.

APPENDIX “B”

BOWATER PETITIONERS

1.	Bowater Canada Finance Corporation

2.	Bowater Canadian Limited

3.	Bowater Canadian Holdings. Inc.

4.	3231378 Nova Scotia Company

5.	AbitibiBowater Canada Inc.

6.	Bowater Canada Treasury Corporation

7.	Bowater Canadian Forest Products Inc.

8.	Bowater Shelburne Corporation

9.	Bowater LaHave Corporation

10.	St-Maurice River Drive Company Limited

11.	Bowater Treated Wood Inc.

12.	Canexel Hardboard Inc.

13.	9068-9050 Québec Inc.

14.	Alliance Forest Products Inc. (2001)

15.	Bowater Belledune Sawmill Inc.

16.	Bowater Maritimes Inc.

17.	Bowater Mitis Inc.

18.	Bowater Guérette Inc.

19.	Bowater Couturier Inc.

APPENDIX “C”

18.6 PETITIONERS

1.	AbitibiBowater US Holding 1 Corp.

2.	AbitibiBowater Inc.

3.	Bowater Ventures Inc.

4.	Bowater Incorporated

5.	Bowater Nuway Inc.

6.	Bowater Nuway Mid-States Inc.

7.	Catawba Property Holdings LLC

8.	Bowater Finance Company Inc.

9.	Bowater South American Holdings Incorporated

10.	Bowater America Inc.

11.	Lake Superior Forest Products Inc.

12.	Bowater Newsprint South LLC

13.	Bowater Newsprint South Operations LLC

14.	Bowater Finance II, LLC

15.	Bowater Alabama LLC

16.	Coosa Pines Golf Club Holdings, LLC

APPENDIX “D”

PARTNERSHIPS

1.	Bowater Canada Finance Limited Partnership

2.	Bowater Pulp and Paper Canada Holdings Limited Partnership

3.	Abitibi-Consolidated Finance LP

APPENDIX “E”

ACI GROUP ACTUAL RECEIPTS AND DISBURSEMENTS

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

5 Weeks Ended August 1, 2010

US$000

	Actual
Week Ended	4-Jul-10	11-Jul-10	18-Jul-10	25-Jul-10	1-Aug-10	Total

Opening Cash	151,054	172,363	169,012	138,538	151,347	151,054

Receipts
A/R Collections	56,267	31,871	33,367	45,288	48,665	215,458
Intercompany A/R Settlement	2,441	10,850	3,162	7,074	6,121	29,648
Joint Venture Remittances, Net	(1,846)	—	(20,174)	(2,000)	—	(24,020)
Collections on Behalf of Joint Ventures	219	(72)	216	2,100	213	2,676

Net A/R Collections	57,081	42,649	16,571	52,462	54,999	223,762
Other Inflows	7,391	2,747	3,167	3,644	6,745	23,694

Total Receipts	64,472	45,396	19,738	56,106	61,744	247,456

Disbursements
Trade Payables	(25,433)	(28,305)	(31,838)	(24,927)	(32,102)	(142,605)
Intercompany A/P Settlement - Receipts	1,908	—	1,552	—	3,176	6,636
Capital Expenditures	—	—	—	—	—	—

Net A/P Variance	(23,525)	(28,305)	(30,286)	(24,927)	(28,926)	(135,969)

A/R Collections - Affiliates	5,351	4,918	4,489	4,701	6,189	25,648
Intercompany A/R Settlements	(379)	(13,570)	(4,311)	(9,069)	(8,651)	(35,980)

	4,972	(8,652)	178	(4,368)	(2,462)	(10,332)
Marine Freight Payments	(2,570)	(1,602)	(979)	(555)	(1,578)	(7,284)
Utility Payments	(5,968)	(620)	(6,343)	(7,249)	(6,067)	(26,247)
Payroll & Benefits	(11,653)	(8,675)	(10,501)	(5,938)	(17,672)	(54,439)

Net Other Disbursements	(20,191)	(10,897)	(17,823)	(13,742)	(25,317)	(87,970)

Total Disbursements	(38,744)	(47,854)	(47,931)	(43,037)	(56,705)	(234,271)

Financing
Securitization Inflows / (Outflows)	(463)	—	—	—	—	(463)
Adequate Protection by DCorp to ACCC Term Lenders	(3,498)	—	—	—	(3,180)	(6,678)
Restructuring & Other Items	(1,169)	(1,270)	(2,449)	(814)	(1,807)	(7,509)
Foreign Exchange Translation	711	377	168	554	471	2,281

	(4,419)	(893)	(2,281)	(260)	(4,516)	(12,369)

Cash Flow From Operations	21,309	(3,351)	(30,474)	12,809	523	816

Opening Cash Balance	151,054	172,363	169,012	138,538	151,347	151,054
Cash Flow From Operations	21,309	(3,351)	(30,474)	12,809	523	816

Ending Cash Balance	172,363	169,012	138,538	151,347	151,870	151,870

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

5 Weeks Ended August 1, 2010

US$000

	Forecast
Week Ended	4-Jul-10	11-Jul-10	18-Jul-10	25-Jul-10	1-Aug-10	Total

Opening Cash	151,054	148,674	145,774	128,160	127,115	151,054

Receipts
A/R Collections	46,645	29,863	38,019	46,085	43,082	203,694
Intercompany A/R Settlement	—	—	—	—	—	—
Joint Venture Remittances, Net	(1,846)	—	(20,945)	(3,197)	—	(25,988)
Collections on Behalf of Joint Ventures	4,737	4,612	4,612	4,612	4,636	23,209

Net A/R Collections	49,536	34,475	21,686	47,500	47,718	200,915
Other Inflows	4,750	5,288	5,312	2,750	10,665	28,765

Total Receipts	54,286	39,763	26,998	50,250	58,383	229,680

Disbursements
Trade Payables	(27,725)	(25,674)	(25,674)	(25,674)	(24,932)	(129,679)
Intercompany A/P Settlement - Receipts	—	—	—	—	—	—
Capital Expenditures	(850)	(838)	(838)	(838)	(838)	(4,202)

Net A/P Variance	(28,575)	(26,512)	(26,512)	(26,512)	(25,770)	(133,881)

A/R Collections - Affiliates	—	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—	—

	—	—	—	—	—	—
Marine Freight Payments	(1,600)	(1,600)	(1,600)	(3,400)	(1,600)	(9,800)
Utility Payments	(6,810)	(6,696)	(6,696)	(10,528)	(8,525)	(39,255)
Payroll & Benefits	(13,906)	(6,755)	(8,704)	(9,755)	(11,856)	(50,976)

Net Other Disbursements	(22,316)	(15,051)	(17,000)	(23,683)	(21,981)	(100,031)

Total Disbursements	(50,891)	(41,563)	(43,512)	(50,195)	(47,751)	(233,912)

Financing
Securitization Inflows / (Outflows)	(636)	—	—	—	(636)	(1,272)
Adequate Protection by DCorp to ACCC Term Lenders	(3,789)	—	—	—	(3,268)	(7,057)
Restructuring & Other Items	(1,350)	(1,100)	(1,100)	(1,100)	(1,350)	(6,000)
Foreign Exchange Translation	—	—	—	—	—	—

	(5,775)	(1,100)	(1,100)	(1,100)	(5,254)	(14,329)

Cash Flow From Operations	(2,380)	(2,900)	(17,614)	(1,045)	5,378	(18,561)

Opening Cash Balance	151,054	148,674	145,774	128,160	127,115	151,054
Cash Flow From Operations	(2,380)	(2,900)	(17,614)	(1,045)	5,378	(18,561)

Ending Cash Balance	148,674	145,774	128,160	127,115	132,493	132,493

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

5 Weeks Ended August 1, 2010

US$000

	Variance
Week Ended	4-Jul-10	11-Jul-10	18-Jul-10	25-Jul-10	1-Aug-10	Total

Opening Cash	—	23,689	23,238	10,378	24,232	—

Receipts
A/R Collections	9,622	2,008	(4,652)	(797)	5,583	11,764
Intercompany A/R Settlement	2,441	10,850	3,162	7,074	6,121	29,648
Joint Venture Remittances, Net	—	—	771	1,197	—	1,968
Collections on Behalf of Joint Ventures	(4,518)	(4,684)	(4,396)	(2,512)	(4,423)	(20,533)

Net A/R Collections	7,545	8,174	(5,115)	4,962	7,281	22,847
Other Inflows	2,641	(2,541)	(2,145)	894	(3,920)	(5,071)

Total Receipts	10,186	5,633	(7,260)	5,856	3,361	17,776

Disbursements
Trade Payables	2,292	(2,631)	(6,164)	747	(7,170)	(12,926)
Intercompany A/P Settlement - Receipts	1,908	—	1,552	—	3,176	6,636
Capital Expenditures	850	838	838	838	838	4,202

Net A/P Variance	5,050	(1,793)	(3,774)	1,585	(3,156)	(2,088)

A/R Collections - Affiliates	5,351	4,918	4,489	4,701	6,189	25,648
Intercompany A/R Settlements	(379)	(13,570)	(4,311)	(9,069)	(8,651)	(35,980)

	4,972	(8,652)	178	(4,368)	(2,462)	(10,332)
Marine Freight Payments	(970)	(2)	621	2,845	22	2,516
Utility Payments	842	6,076	353	3,279	2,458	13,008
Payroll & Benefits	2,253	(1,920)	(1,797)	3,817	(5,816)	(3,463)

Net Other Disbursements	2,125	4,154	(823)	9,941	(3,336)	12,061

Total Disbursements	12,147	(6,291)	(4,419)	7,158	(8,954)	(359)

Financing
Securitization Inflows / (Outflows)	173	—	—	—	636	809
Adequate Protection by DCorp to ACCC Term Lenders	291	—	—	—	88	379
Restructuring & Other Items	181	(170)	(1,349)	286	(457)	(1,509)
Foreign Exchange Translation	711	377	168	554	471	2,281

	1,356	207	(1,181)	840	738	1,960

Cash Flow From Operations	23,689	(451)	(12,860)	13,854	(4,855)	19,377

Opening Cash Balance	—	23,689	23,238	10,378	24,232	—
Cash Flow From Operations	23,689	(451)	(12,860)	13,854	(4,855)	19,377

Ending Cash Balance	23,689	23,238	10,378	24,232	19,377	19,377

Note: The above totals are subject to rounding adjustments

APPENDIX “F”

BCFPI ACTUAL RECEIPTS AND DISBURSEMENTS

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

5 Weeks Ended August 1, 2010

US$000

	Actual
Week Ended	4-Jul-10	11-Jul-10	18-Jul-10	25-Jul-10	1-Aug-10	Total

Opening Cash	9,448	10,073	10,917	18,134	19,266	9,448

Receipts
A/R Collections	2,424	2,840	2,003	3,580	2,083	12,930
Intercompany A/R Settlements	8,609	18,893	17,360	31,595	14,320	90,777

Total A/R Collections	11,033	21,733	19,363	35,175	16,403	103,707
Advances from Bowater Inc.	—	(5,000)	(12,000)	13,200	(6,200)	(10,000)
Other Inflows	686	860	716	1,065	1,210	4,537

Total Receipts	11,719	17,593	8,079	49,440	11,413	98,244

Disbursements
Trade Payables	(5,112)	(8,659)	(5,080)	(10,859)	(7,195)	(36,905)
Intercompany A/P Settlements - Receipts	—	—	9,274	3,124	—	12,398
Intercompany A/P Settlements - Disbursements	—	—	(1,536)	—	—	(1,536)
Capital Expenditures	—	—	—	—	—	—
Payments on Behalf of Affiliates	(2,219)	(1,635)	(1,487)	(5,474)	(2,948)	(13,763)

Net A/P	(7,331)	(10,294)	1,171	(13,209)	(10,143)	(39,806)

A/R Collections - Affiliates	3,865	685	1,067	814	2,309	8,740
Intercompany A/R Settlements	(2,034)	(3,049)	(2)	(191)	(5,757)	(11,033)

	1,831	(2,364)	1,065	623	(3,448)	(2,293)

Freight	(840)	(1,069)	(939)	(1,039)	(1,720)	(5,607)
Payroll and Benefits	(3,910)	(3,160)	(2,365)	(1,651)	(4,380)	(15,466)

Total Disbursements	(10,250)	(16,887)	(1,068)	(15,276)	(19,691)	(63,172)

Cash Flow From Operations	1,469	706	7,011	34,164	(8,278)	35,072

Financing
DIP Drawings / (Repayments)	—	—	—	(32,200)	—	(32,200)
Interest	(921)	—	—	(604)	—	(1,525)
Restructuring Costs	(137)	(210)	—	(512)	(249)	(1,108)
Foreign Exchange Translation	214	348	206	284	74	1,126

Cash Flow from Financing/Restructuring	(844)	138	206	(33,032)	(175)	(33,707)

Net Cash Flows	625	844	7,217	1,132	(8,453)	1,365

Opening Cash Balance	9,448	10,073	10,917	18,134	19,266	9,448
Cash Flow From Operations	625	844	7,217	1,132	(8,453)	1,365

Ending Cash Balance	10,073	10,917	18,134	19,266	10,813	10,813

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

5 Weeks Ended August 1, 2010

US$000

	Forecast
Week Ended	4-Jul-10	11-Jul-10	18-Jul-10	25-Jul-10	1-Aug-10	Total

Opening Cash	9,448	10,443	10,036	12,466	16,852	9,448

Receipts
A/R Collections	13,331	19,466	16,572	14,321	11,665	75,355
Intercompany A/R Settlements	—	—	—	—	—	—

Total A/R Collections	13,331	19,466	16,572	14,321	11,665	75,355
Advances from Bowater Inc.	—	(12,000)	(5,000)	—	—	(17,000)
Other Inflows	350	1,771	350	350	350	3,171

Total Receipts	13,681	9,237	11,922	14,671	12,015	61,526

Disbursements
Trade Payables	(6,202)	(5,875)	(5,875)	(5,875)	(5,898)	(29,725)
Intercompany A/P Settlements - Receipts	—	—	—	—	—	—
Intercompany A/P Settlements - Disbursements	—	—	—	—	—	—
Capital Expenditures	(458)	(452)	(452)	(452)	(452)	(2,266)
Payments on Behalf of Affiliates	—	—	—	—	—	—

Net A/P	(6,660)	(6,327)	(6,327)	(6,327)	(6,350)	(31,991)

A/R Collections - Affiliates	—	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—	—

	—	—	—	—	—	—

Freight	(1,073)	(1,006)	(1,006)	(1,006)	(1,015)	(5,106)
Payroll and Benefits	(3,824)	(1,992)	(1,840)	(1,952)	(3,007)	(12,615)

Total Disbursements	(11,557)	(9,325)	(9,173)	(9,285)	(10,372)	(49,712)

Cash Flow From Operations	2,124	(88)	2,749	5,386	1,643	11,814

Financing
DIP Drawings / (Repayments)	—	—	—	—	—	—
Interest	(810)	—	—	(681)	(831)	(2,322)
Restructuring Costs	(319)	(319)	(319)	(319)	(319)	(1,595)
Foreign Exchange Translation	—	—	—	—	—	—

Cash Flow from Financing/Restructuring	(1,129)	(319)	(319)	(1,000)	(1,150)	(3,917)

Net Cash Flows	995	(407)	2,430	4,386	493	7,897

Opening Cash Balance	9,448	10,443	10,036	12,466	16,852	9,448
Cash Flow From Operations	995	(407)	2,430	4,386	493	7,897

Ending Cash Balance	10,443	10,036	12,466	16,852	17,345	17,345

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

5 Weeks Ended August 1, 2010

US$000

	Variance
Week Ended	4-Jul-10	11-Jul-10	18-Jul-10	25-Jul-10	1-Aug-10	Total

Opening Cash	—	(370)	881	5,668	2,414	—

Receipts
A/R Collections	(10,907)	(16,626)	(14,569)	(10,741)	(9,582)	(62,425)
Intercompany A/R Settlements	8,609	18,893	17,360	31,595	14,320	90,777

Total A/R Collections	(2,298)	2,267	2,791	20,854	4,738	28,352
Advances from Bowater Inc.	—	7,000	(7,000)	13,200	(6,200)	7,000
Other Inflows	336	(911)	366	715	860	1,366

Total Receipts	(1,962)	8,356	(3,843)	34,769	(602)	36,718

Disbursements
Trade Payables	1,090	(2,784)	795	(4,984)	(1,297)	(7,180)
Intercompany A/P Settlements - Receipts	—	—	9,274	3,124	—	12,398
Intercompany A/P Settlements - Disbursements	—	—	(1,536)	—	—	(1,536)
Capital Expenditures	458	452	452	452	452	2,266
Payments on Behalf of Affiliates	(2,219)	(1,635)	(1,487)	(5,474)	(2,948)	(13,763)

Net A/P	(671)	(3,967)	7,498	(6,882)	(3,793)	(7,815)

A/R Collections - Affiliates	3,865	685	1,067	814	2,309	8,740
Intercompany A/R Settlements	(2,034)	(3,049)	(2)	(191)	(5,757)	(11,033)

	1,831	(2,364)	1,065	623	(3,448)	(2,293)

Freight	233	(63)	67	(33)	(705)	(501)
Payroll and Benefits	(86)	(1,168)	(525)	301	(1,373)	(2,851)

Total Disbursements	1,307	(7,562)	8,105	(5,991)	(9,319)	(13,460)

Cash Flow From Operations	(655)	794	4,262	28,778	(9,921)	23,258

Financing
DIP Drawings / (Repayments)	—	—	—	(32,200)	—	(32,200)
Interest	(111)	—	—	77	831	797
Restructuring Costs	182	109	319	(193)	70	487
Foreign Exchange Translation	214	348	206	284	74	1,126

Cash Flow from Financing/Restructuring	285	457	525	(32,032)	975	(29,790)

Net Cash Flows	(370)	1,251	4,787	(3,254)	(8,946)	(6,532)

Opening Cash Balance	—	(370)	881	5,668	2,414	—
Cash Flow From Operations	(370)	1,251	4,787	(3,254)	(8,946)	(6,532)

Ending Cash Balance	(370)	881	5,668	2,414	(6,532)	(6,532)

Note: The above totals are subject to rounding adjustments

APPENDIX “G”

ACI GROUP CASH FLOW FORECAST

Abitibi Consolidated Inc. and its subsidiaries (the “ACI Group”)

Weekly Cash Flow Forecast

13 Weeks Ending October 31, 2010

US$000

Week ended	Notes	8-Aug-10	15-Aug-10	22-Aug-10	29-Aug-10	5-Sep-10	12-Sep-10	19-Sep-10	26-Sep-10	3-Oct-10	10-Oct-10	17-Oct-10	24-Oct-10	31-Oct-10	Total

Opening Cash	1	151,871	147,616	126,448	127,887	141,746	144,061	141,308	123,382	125,170	143,806	145,785	122,770	121,298	151,871

Receipts
Total A/R Collections	3	35,922	38,613	43,067	58,687	44,555	38,735	35,849	45,754	53,453	37,690	36,860	37,856	50,674	557,715
Collections on Behalf of Joint Ventures	4	4,777	4,777	4,777	4,777	4,963	5,037	5,037	5,037	4,821	4,532	4,532	4,532	4,532	62,131
Other Inflows	5	2,822	6,620	2,822	5,899	4,824	2,826	6,620	6,688	17,562	2,818	2,750	2,818	4,750	69,819

Total Receipts		43,521	50,011	50,666	69,363	54,342	46,598	47,506	57,479	75,836	45,040	44,141	45,205	59,956	689,665

Disbursements
Trade Payables	6	(28,463)	(30,463)	(28,463)	(27,463)	(28,919)	(28,902)	(28,902)	(28,902)	(28,545)	(28,070)	(28,070)	(28,070)	(28,070)	(371,305)
Capital Expenditures	7	(838)	(838)	(838)	(838)	(858)	(866)	(866)	(866)	(850)	(829)	(829)	(829)	(829)	(10,974)
Marine Freight Payments	8	(1,425)	(1,425)	(1,425)	(3,225)	(1,425)	(1,425)	(1,425)	(3,225)	(1,425)	(1,425)	(1,425)	(1,425)	(3,225)	(23,925)
Utility Payments	9	(9,182)	(6,500)	(10,315)	(6,500)	(6,043)	(6,500)	(6,500)	(10,200)	(7,186)	(6,500)	(6,500)	(10,116)	(6,500)	(98,543)
Payroll & Benefits	10	(6,084)	(10,501)	(7,084)	(13,184)	(9,509)	(10,558)	(5,558)	(8,208)	(14,026)	(5,137)	(10,712)	(5,137)	(16,860)	(122,558)
Joint Venture Remittances, Net	11	—	(20,353)	—	(3,195)	—	—	(21,081)	(3,191)	—	—	(18,520)	—	(3,198)	(69,538)
Restructuring & Other Items	12	(1,100)	(1,100)	(1,100)	(1,100)	(1,350)	(1,100)	(1,100)	(1,100)	(1,350)	(1,100)	(1,100)	(1,100)	(1,350)	(15,050)

Total Disbursements		(47,093)	(71,180)	(49,226)	(55,505)	(48,104)	(49,351)	(65,432)	(55,692)	(53,383)	(43,061)	(67,156)	(46,677)	(60,032)	(711,892)

Financing
Repayment / Interest Under Securitization Program	13	(683)	—	—	—	(636)	—	—	—	(636)	—	—	—	—	(1,955)
Adequate Protection and Fees by DCorp to ACCC Term Lenders	14	—	—	—	—	(3,287)	—	—	—	(3,181)	—	—	—	(3,287)	(9,755)

Total Financing		(683)	—	—	—	(3,923)	—	—	—	(3,817)	—	—	—	(3,287)	(11,710)

Total Change in Cash		(4,255)	(21,169)	1,440	13,858	2,315	(2,754)	(17,925)	1,788	18,636	1,979	(23,015)	(1,472)	(3,363)	(33,937)

Ending Cash Balance		147,616	126,448	127,887	141,746	144,061	141,308	123,382	125,170	143,806	145,785	122,770	121,298	117,934	117,934

Ending Cash Balance		147,616	126,448	127,887	141,746	144,061	141,308	123,382	125,170	143,806	145,785	122,770	121,298	117,934	117,934
ULC DIP Facility Available Upon Notice	15	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000
Availability Under Securitization Program	13	26,613	33,355	43,354	43,409	28,462	28,634	17,972	25,001	27,485	33,589	37,120	40,935	38,501	38,501

Immediately Available Liquidity		223,230	208,802	220,241	234,155	221,523	218,942	190,354	199,171	220,291	228,374	208,890	211,233	205,436	205,436

ULC DIP Facility Available Upon Court Approval	15	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000
West Tacoma Proceeds Held in Trust	16	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051
Belgo Proceeds Held in Trust	16	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734
Recycling Proceeds Held in Trust	16	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765
Mackenzie Proceeds Held in Trust	16	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710
St. Raymond Proceeds Held in Trust	16	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810
Alabama River Equipment Proceeds Held in Trust	16	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250

Total Available Liquidity	15, 16	321,550	307,122	318,561	332,474	319,843	317,262	288,674	297,491	318,611	326,694	307,210	309,553	303,755	303,755

Securitization Schedule	17
Availability Based on Receivable Pool Balance		146,319	153,060	163,059	163,114	148,168	148,340	137,677	144,707	147,191	153,295	156,825	160,641	158,207	158,207
Amount Drawn Under Facility		119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706

Available Liquidity Before Interest, Fees and Repayments		26,613	33,355	43,354	43,409	28,462	28,634	17,972	25,001	27,485	33,589	37,120	40,935	38,501	38,501
Interest and Repayments	18	(683)	—	—	—	(636)	—	—	—	(636)	—	—	—	—	(1,955)

Restricted ULC Reserve Deposit	19	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254

The above forecast uses an exchange rate of CDN$1.00=US$0.98.

Note: The above totals are subject to rounding adjustments in the underlying balances.

The information and analysis in this document have not been audited or reviewed and, accordingly, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such differences may be material.

Abitibi Consolidated Inc. and its subsidiaries (the “ACI Group”)

Notes to Weekly Cash Flow Forecast

13 Weeks Ending October 31, 2010

US$000

1.	Opening Cash in the forecast includes cash on hand.
2.	The cash flow forecast includes mills owned by the ACI Group and its subsidiaries and includes the operations of the DCorp Group. This weekly cash flow forecast may differ from the ACI Monthly Forecast as the underlying assumptions are updated weekly and will vary with the ongoing operations of the ACI Group, whereas the ACI Monthly Forecast is based on longer-term assumptions used to forecast future monthly cash flow.
3.	Total A/R Collections represent amounts estimated to be collected from the ACI Group’s customers. The timing of collections is based on the ACI Group’s collection terms with its customers and the latest sales forecast.
4.	Collections on Behalf of Joint Ventures represent amounts estimated to be collected by the ACI Group on behalf of its joint venture partners. The ACI Group has agreements with its joint venture partners whereby the ACI Group collects the joint venture partners’ accounts receivable (for a fee) and remits these funds to the joint venture in accordance with their agreement.
5.	Other Inflows represent miscellaneous receipts including, but not limited to, such items as tax refunds, insurance proceeds or collection/management fees received from joint ventures, as estimated by the ACI Group.
6.	Trade Payables represent amounts estimated to be paid to suppliers for the purchase of the ACI Group’s raw materials, repairs and maintenance and other goods and services related to production. Also included are disbursements related to selling, general and administration expenses.
7.	Capital Expenditures represent amounts estimated to be paid pursuant to the ACI Group’s most recent capital expenditure budget.
8.	Marine Freight Payments represent amounts estimated to be paid to the ACI Group’s outbound marine freight suppliers.
9.	Utility Payments represent amounts estimated to be payable to the ACI Group’s utility suppliers.
10.	Payroll and Benefits represent estimated amounts for salaries, wages, benefits and current service pension costs.
11.	Joint Venture Remittances, Net represent the estimated payment of accounts receivable funds collected by the ACI Group on behalf of the respective joint venture, net of any collection/management fees.
12.	Restructuring and Other Items represent amounts estimated by the ACI Group for restructuring costs and other miscellaneous payments.
13.	Under the June 2010 Securitization Program, the ACI Group will not draw on the available capital unless such a draw is required for liquidity purposes. However, borrowing availability under the June 2010 Securitization Program is still immediately available as liquidity. The Repayment/Interest Under the Securitization Program represents the estimated repayment (including interest) of funds. Availability Under the Securitization Program represents the amount of immediately available liquidity under the ACI Group’s June 2010 Securitization Program.
14.	Adequate Protection and fees by DCorp to ACCC Term Lenders represents an estimate of payments pursuant to the adequate protection order issued by the U.S. Bankruptcy Court.
15.	Immediately Available Liquidity is calculated as cash on hand, amounts available under the June 2010 Securitization Program and the portion of the ULC DIP Facility that is available upon notice ($49 million). Total Available Liquidity includes an additional $49 million of the ULC Reserve, which availability is subject to Court approval, as well as the Mackenzie Proceeds Held in Trust, Recycling Proceeds Held in Trust, West Tacoma Proceeds Held in Trust, St. Raymond Proceeds Held in Trust, Belgo Proceeds Held in Trust and Alabama River Equipment Proceeds Held in Trust, available upon 10 days’ notice to the agent for the ACCC Term Lenders.
16.	The net proceeds from the sale of the Mackenzie mill ($27.7 million), recycling assets ($11.8 million), St. Raymond mill ($2.8 million), West Tacoma mill ($4.1 million), Belgo mill ($1.7 million) and Alabama River equipment ($1.3 million) will be held in trust or a designated account and are only available upon 10 days’ notice to the agent for the ACCC Term Lenders.
17.	The Securitization Summary represents the ACI Group’s estimated calculation of amounts owing or available under the June 2010 Securitization Program based on the eligible accounts receivable (net of any fees, interest or allowances).
18.	The Interest and Repayments represent interest related to the June 2010 Securitization Program, as well as repayments of funds.
19.	Based on the current foreign exchange rate used in the forecast of CDN$1.00=USD$0.98, of the $276.7 million ($254.1 million at $0.90 USD FX) paid to the ULC Reserve, the Company drew $127.4 million ($117 million at $0.90 USD FX) as of the date of closing of the MPCo sale and has $49 million ($45 million at $0.90 USD FX) immediately available for liquidity purposes, with an additional $49 million ($45 million at $0.90 USD FX) availability subject to Court approval. The remaining $51.3 million ($47.1 million at 0.$90 USD FX) of the ULC Reserve will be held in cash, but will not be made available to the Company.
20.	This forecast does not reflect certain cash flows which may occur as a result of ACI Group’s targeted October 2010 emergence from CCAA proceedings.

APPENDIX “H”

BCFPI CASH FLOW FORECAST

Bowater Canadian Forest Products Inc.

Chapter 11/CCAA Cash Flow

13 Week Period Ending October 31, 2010

US$000s

Week Ended		8-Aug-10	15-Aug-10	22-Aug-10	29-Aug-10	5-Sep-10	12-Sep-10	19-Sep-10	26-Sep-10	3-Oct-10	10-Oct-10	17-Oct-10	24-Oct-10	31-Oct-10	Total

Receipts	Notes
Trade Receipts	1, 2	10,211	8,948	9,728	16,141	9,802	10,750	9,834	9,756	12,293	9,853	9,464	10,266	9,525	136,570
Intercompany A/P Settlements	3	—	3,170	—	—	—	—	—	—	—	—	—	—	—	3,170
Advances/(Repayments) from/to Bowater Inc.	4	(2,000)	(3,000)	(1,000)	(1,000)	—	—	—	—	—	—	—	—	—	(7,000)
Other Receipts	5	2,316	350	350	350	350	902	350	350	8,190	812	350	350	350	15,369

Total Receipts		10,527	9,468	9,078	15,491	10,152	11,651	10,184	10,106	20,483	10,664	9,814	10,616	9,875	148,109

Disbursements
Trade Payables	6	(6,035)	(6,035)	(6,035)	(6,035)	(6,878)	(7,215)	(7,215)	(7,215)	(6,843)	(6,347)	(6,347)	(6,347)	(6,347)	(84,895)
Freight	7	(1,073)	(1,073)	(1,073)	(1,073)	(1,096)	(1,105)	(1,105)	(1,105)	(1,090)	(1,069)	(1,069)	(1,069)	(1,069)	(14,068)
Payroll and Benefits	8	(1,909)	(1,867)	(1,902)	(492)	(4,531)	(1,270)	(3,305)	(529)	(4,653)	(1,265)	(3,505)	(506)	(4,492)	(30,225)
Capital Expenditures	9	(452)	(452)	(452)	(452)	(462)	(467)	(467)	(467)	(460)	(452)	(452)	(452)	(452)	(5,935)

Total Disbursements		(9,468)	(9,426)	(9,462)	(8,051)	(12,967)	(10,056)	(12,092)	(9,315)	(13,046)	(9,133)	(11,373)	(8,374)	(12,359)	(135,124)

Net Cash Flow From Operations		1,059	42	(384)	7,440	(2,815)	1,595	(1,907)	791	7,437	1,531	(1,559)	2,242	(2,484)	12,986

Financing and Restructuring
Interest Payments and Fees	10	(831)	—	(60)	—	(831)	—	—	(78)	(810)	—	—	(76)	(831)	(3,517)
Restructuring Costs	11	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(4,141)

Cash Flow From Financing/Restructuring		(1,150)	(319)	(378)	(319)	(1,150)	(319)	(319)	(397)	(1,129)	(319)	(319)	(394)	(1,150)	(7,657)

Net Cash Flow		(91)	(277)	(763)	7,121	(3,965)	1,276	(2,226)	394	6,308	1,213	(1,878)	1,848	(3,634)	5,328

Opening Bank Balance		10,811	10,720	10,443	9,680	16,802	12,837	14,113	11,887	12,281	18,590	19,803	17,925	19,773	10,811
Cash Flow		(91)	(277)	(763)	7,121	(3,965)	1,276	(2,226)	394	6,308	1,213	(1,878)	1,848	(3,634)	5,328

Closing Bank Balance	2	10,720	10,443	9,680	16,802	12,837	14,113	11,887	12,281	18,590	19,803	17,925	19,773	16,139	16,139

Settlement Proceeds Held in Trust by Monitor	12	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167

Closing Bank Balance Including Settlement Proceeds		38,887	38,611	37,848	44,969	41,004	42,281	40,055	40,449	46,757	47,970	46,093	47,940	44,307	44,307

Intercompany A/R Balance	13
Ending Balance		21,630	25,991	29,967	30,673	31,998	32,614	33,470	34,181	34,101	34,557	35,119	35,369	35,867	35,867

Cumulative Advances from Bowater Inc.
Opening Advance Balance		7,000	5,000	2,000	1,000	—	—	—	—	—	—	—	—	—	7,000
Advance / (Repayment)	4	(2,000)	(3,000)	(1,000)	(1,000)	—	—	—	—	—	—	—	—	—	(7,000)

Closing Advance Balance		5,000	2,000	1,000	—	—	—	—	—	—	—	—	—	—	—

The above forecast uses an exchange rate of CDN$1.00=US$0.98

Amounts in the above table are subject to rounding adjustments from the underlying balances

The information and analysis in this document have not been audited or reviewed and, accordingly, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such difference may be material.

Bowater Canadian Forest Products Inc. (“BCFPI”)

Notes to CCAA Cash Flow

13 Week Period Ending October 31, 2010

US$000s

1.	Trade Receipts are based on BCFPI’s estimate of collection terms and BCFPI’s latest sales forecast.
2.	The cash flows included in the forecast include only those BCFPI mills in Canada. No funding or dividends from foreign subsidiaries are included in the forecast.
3.	Intercompany A/P Settlements represents the reimbursement of funds disbursed on behalf of Bowater Mersey Paper Company Limited.
4.	Advances/(Repayments) from Bowater Inc. represents amounts received pursuant to the BI/BCFPI DIP Facility to maintain sufficient liquidity.
5.	Other Receipts include the sale of woodchips, sundry mill level deposits and sales tax refunds.
6.	Trade Payables represent payments for raw materials, repairs and maintenance, utilities, insurance and other cost.
7.	Freight represents disbursements in respect of costs to deliver product to customers.
8.	Payroll and Benefits represent amounts paid to employees for salaries and wages (including the related withholdings), pension payments and other benefits due under employee benefit programs. The forecast assumes that only those pension payments in respect of current service costs will be paid.
9.	Capital Expenditures are costs scheduled to be made in accordance with agreements with BCFPI’s various capital equipment suppliers and reflect requirements pursuant to BCFPI’s most recent capital expenditure budget.
10.	Interest Payments and Fees represents interest costs and renewal fees for the company’s senior secured revolving facility, the existing secured term loan and the BI/BCFPI DIP Facility. Interest on Advances from Bowater Inc. are accrued at the 1 month LIBOR rate plus 2%.
11.	Restructuring Costs represent costs related to the restructuring including transaction fees related to the DIP facility.
12.	Settlement Proceeds Held in Trust represent funds received by BCFPI pursuant to an agreement it had with Smurfit-Stone Container Canada Inc. The amount held in trust by the Monitor does not form part of the Closing Bank Balance.
13.	The Intercompany A/R Balance represents pre-filing and post-filing sales to paper customers in the United States by BCFPI through Bowater America Inc. This amount is assumed not to be stayed and is collected by BCFPI from Bowater America Inc. in the normal course. This balance represents trade A/R only and does not represent any amounts funded from BI to BCFPI pursuant to the BI/BCFPI DIP Facility.
14.	The forecast does not contemplate certain cash flows which may occur as a result of BCFPI’s targeted emergence from CCAA and Chapter 11 proceedings in October, 2010.

APPPENDIX “I”

ACI GROUP KEY PERFORMANCE INDICATORS

ACI Group

KPI Analysis

Newsprint, Specialty Paper & Pulp

	2009		2010
Sales tonnage (MT)	November	December	January	February	March	April	May	June	July

Newsprint	134,309	142,165	121,084	91,235	142,627	94,276	130,197	147,520	102,497

Specialty Paper	102,796	91,047	89,914	86,604	96,506	99,449	102,473	91,516	88,577

Pulp	5,347	5,513	4,270	4,187	6,949	6,087	1,885	5,215	7,861

	242,451	238,725	215,267	182,026	246,082	199,812	234,555	244,251	198,934

Net sales (US$000)	144,830	139,663	130,193	112,015	145,064	132,237	158,981	164,137	141,183

Net selling price per tonne (US$)	597	585	605	615	589	662	678	672	710

Mill Uptime (%)	81	80	77	79	79	83	81	81	86

Lumber

Sales (mbf)	81	68	64	76	102	86	67	72	63

Net sales (US$000)	22,071	18,907	19,048	22,947	32,866	29,302	23,376	23,364	19,137

Sales per mbf (US$)	273	280	296	303	322	342	350	324	305

APPENDIX “J”

BCFPI KEY PERFORMANCE INDICATORS

Bowater Canadian Forest Products Inc.

KPI Analysis

Newsprint, Specialty Paper & Pulp

	2009		2010
Sales tonnage (MT)	November	December	January	February	March	April	May	June	July

Newsprint	22,681	20,217	16,002	28,217	41,719	34,099	25,715	17,374	18,277

Specialty Paper	5,702	4,986	5,348	3,470	7,541	4,726	80	472	1,043

Pulp	24,075	32,379	23,094	35,612	30,892	25,977	20,890	23,111	22,128

	52,458	57,582	44,444	67,299	80,152	64,802	46,685	40,957	41,448

Net sales (US$000)	30,592	34,018	26,416	39,998	46,027	40,826	31,416	30,429	31,805

Net selling price per tonne (US$)	583	591	594	594	574	630	673	743	767

Mill Uptime (%)	81	80	77	82	83	79	82	74	82

Lumber

Sales (mbf)	41	32	33	47	56	52	46	50	47

Net sales (US$000)	10,188	8,337	8,472	13,257	16,333	15,733	14,233	14,345	12,143

Sales per mbf (US$)	249	257	259	282	290	302	309	285	261